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                                                                    EXHIBIT 3.22



                                  COMPANIES ACT
                            CHAPTER 81, R.S.N.S. 1989


MEMORANDUM OF ASSOCIATION OF ACG HOLDING COMPANY

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1    -   The name of the Company is ACG HOLDING COMPANY.

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2    -   There are no restrictions on the objects and powers of the Company.

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3    -   Pursuant to subsection (11) of Section 26 of the Companies Act, to the intent that subsection (9) of Section 26 not apply to the Company, the following powers are hereby expressly conferred upon the Company:

                The Company shall have power to

                (a) sell or dispose of its undertaking or a substantial part thereof;

                (b) subject to the provisions of the Act with respect to reduction of capital, distribute any of its property in specie among its members; and

                (c)   amalgamate with any company or other body of persons.

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4    -   The liability of all of the members is unlimited.

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5    -   The undersigned, whose name and address is subscribed, is desirous of being formed into a company, in pursuance of this Memorandum of Association, and agrees to take the number and kind of shares in the capital stock of the company set opposite its name.

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NAME AND ADDRESS        NUMBER AND KIND OF SHARES
OF SUBSCRIBER           TAKEN BY THE SUBSCRIBER

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                                                    One (1) common share without
                                                    nominal or par value

Per:     /s/ David C. Hicks
    --------------------------------------
     David C. Hicks - Assistant Secretary

Summit Place, 6th Floor
1601 Lower Water Street
Halifax, NS B3J 3P6



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TOTAL SHARES TAKEN: One (1) common share without nominal or par value.

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DATED the 1st day of November, 1999.
WITNESS to the above signature:                 /s/ Esther Ricketts

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